SUBSCRIPTION

                                                            Date: August 5, 1992

To: The Trustees of
       State Street Capital Trust
    One Financial Center
    Boston, Massachusetts 02111-2690

Dear Sirs:

         The undersigned hereby subscribes to one share of beneficial interest of State Street Small Capitalization Growth Fund series, having a par value of $.001, at a price of $8.85 for such share and agrees to pay therefor upon demand in cash the amount of $8.85.

                                                  Very truly yours,

                                                  STATE STREET RESEARCH &
                                                  MANAGEMENT COMPANY
                                                  By: /s/ William P. Rich
                                                      -------------------------
                                                          William P. Rich
                                                          President



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                                                            Date: August 5, 1992

State Street Capital Trust
One Financial Center
Boston, Massachusetts 02111-2690

Gentlemen:

          In connection with your sale to us today of one share of beneficial interest of State Street Small Capitalization Growth Fund (the "Share"), we understand that: (i) the Share has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Share to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Share for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Share or of any interest therein. We hereby agree that we will not sell, assign or transfer the Share or any interest therein, except upon repurchase or redemption by State Street Small Capitalization Growth Fund, unless and until the Share has been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                                  Very truly yours,

                                                  STATE STREET RESEARCH &
                                                  MANAGEMENT COMPANY
                                                  By: /s/ William P. Rich
                                                      -------------------------
                                                          William P. Rich
                                                          President